Exhibit 10.11

AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

Amendment (this “Amendment”), to the Common Stock Purchase Agreement dated March 16, 2022 (the “Purchase Agreement”) is entered into between Mastiff Group LLC., a Delaware limited liability company (“Mastiff”) and Life Clips, Inc., a Wyoming corporation (“LCLP”) as of June 6, 2022.

WHEREAS, Mastiff and LCLP entered into the Purchase Agreement wherein Mastiff was to be issued a certain number of commitment shares in conjunction with its commitment to purchase up to $50,000,000 of the common stock of LCLP.

NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to amend the Note as follows:

1.	The definition of “Commitment Shares” shall be amended such that “Two Hundred Fifty Million (250,000,000)” is deleted and replaced with “One Hundred Fifty Million (150,000,000)”.

2.	Miscellaneous.

a.	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

b.	Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission or PDF shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or PDF shall be deemed to be their original signatures for any purposes whatsoever.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

LIFE CLIPS, INC. a Wyoming corporation		MASTIFF GROUP LLC a Delaware limited liability company

By:	/s/Robert Grinberg	By:	/s/Marissa Welner
Name:	Robert Grinberg	Name:	Marissa Welner
Title	CEO & President	Title:	Authorized Signatory